Exhibit 10.4

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS AGREEMENT AND THE SCHEDULES HERETO MARKED BY *** HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

On this 26 day of February, 2013, the following

Framework Agreement (hereinafter “Agreement”)

Framework Agreement

FD ADMIRAL SAS /Bioceres, Inc.

Framework Agreement Bioceres/FD Admiral	Page No 1

On this 26 day of February, 2013, the following

Framework Agreement (hereinafter “Agreement”)

has been made between:

FD ADMIRAL SAS, a French corporation with offices at 59242 Cappelle-en-Pévèle, France, (hereinafter “FD”), one of the affiliates of Florimond Desprez Veuve & Fils SAS.

and

Bioceres, Inc., a Delaware corporation with offices at 1209 Orange St., Wilmington, New Castle, Delaware and a wholly-owned subsidiary of Bioceres S.A., a company having its principal place of business at Ocampo 210 bis (CP2000) Rosario, Pcia. de Santa Fe, Argentina (together hereinafter “BIOCERES”).

WHEREAS:

A.	FD owns or possesses wheat germplasm as well as substantial and confidential technical, manufacturing, and business information relating to crop improvement, including, but not limited to, information and data regarding its research and development programs, business plans and strategies, and current and potential future customers and licensees. FD has been breeding bread wheat in France for more than one century and has discovered many popular varieties, the most successful ones in the past being cultivar (cv) Cappelle Desprez, registered in France in 1946 and widely cropped in France and the UK for more than 20 years (50’s and 60’s); and cultivar (cv) Soissons, which was registered in France in 1988 and has been the leading variety during the 90’s in France. (it was also cropped in Spain, Italy, the UK, Slovenia, Virginia (USA), Afghanistan....). More recently FD has produced cultivar (cv) Nogal which, thanks to high quality and a number of key disease resistances, has developed in the CONOSUR region, being in 2012 the leading variety in Uruguay and the 2nd or 3rd variety in Argentina. FD owns and possesses experience and skills in the domain of conventional wheat breeding, such as crossing strategy, disease inoculations, trialing, ideotypes, etc.... but also has during the last 20 years steadily incorporated in the breeding process many tools from cellular biology, molecular biology, genomics, etc...
FD has established beginning of 2012 a company in Argentina and has set up a breeding station in Balcarce (Pcia of Bs As), focussing on breeding elite cultivars (cv) for the CONOSUR region.

B.	On 26 October 2012/8 November 2012 FD has signed with ADP Sociedad Anónima (“ADP”) an agreement for the commercial exploitation of FD Wheat Varieties in the territory of Uruguay. (the “ADP Agreement”).

C.	BIOCERES owns or possesses substantial and confidential technical, manufacturing, and business information relating to crop improvement, including, but not limited to, information and data regarding its research and development programs, business plans and strategies, and current and potential future customers and licensees, the content of which information is detailed in Exhibit 2.

Framework Agreement Bioceres/FD Admiral	Page No 2

D.	Subject to the satisfaction of the conditions precedent set forth in this Agreement, BIOCERES and FD desire to establish one or more strategic business relationships between them and to enter into an exclusive business relationship under the form of a joint venture company for the development in the Territory (as defined hereinafter, with the exception of Uruguay) of wheat integrated seed (the “Transaction”).

E.	The present Agreement constitutes a framework for the collaboration between the Parties and defines the key terms and conditions under which the Parties are willing to further collaborate.

DEFINITIONS

In this Agreement, the following definitions apply:

“Affiliate” means, in relation to a Party, any corporation or other entity which directly or indirectly:

(a)	Controls;

(b)	is Controlled by; or

(c)	is under the common Control of the Controller of, such Party.

In this definition, “Control” (including its cognates such as “Controlling” or “Controls” or “Controller”) means in respect of any Person the ownership directly or through one or more intermediate entities of 50% or more of the voting shares in a company or, in respect of any other legal entity, ownership of 50% or more of the equity in the legal entity or the ability, directly or through one or more intermediate entities, to direct or cause the direction of the management and policies of such Person including without limitation the ability to select 50% or more of the board of directors of such Person (or functionally similar group). A group of Persons shall be deemed to Control another Person if (a) such group collectively has rights that if held by a single Person would constitute Control of such other Person hereunder; and (b) the Persons in such group have agreed to coordinate their behavior by contract with respect to the exercise of such rights.

“Asset” means real or personal property, but does not include Intellectual Property.

“BIOCERES Technology” means for the agronomic traits or other technologies having application in Wheat, listed and described in Exhibit 2. Exhibit 2 sets out the BIOCERES Technology together with the availability or not of an exclusivity to the Company for the Territory. Exhibit 2 will be updated each year in order to include new BIOCERES technologies or withdraw existing BIOCERES Technology, as the case may be.

“Business” means the research, development, production and commercialization of Wheat Varieties, including GM and non-GM Wheat Varieties, suitable for commercialization throughout the Territory, all of which the Company shall undertake in accordance with the terms and conditions of this Agreement and in consideration of the Work Plan and the budget.

“Closing” means completion of the Transaction.

“Closing Date” means the date of Closing, which shall be at the latest one (1) year after the Signing Date (“Long Stop Date”).

Framework Agreement Bioceres/FD Admiral	Page No 3

“Company” means the joint venture company, an Uruguayan Sociedad Anónima, formed or purchased by the Parties prior to the Closing Date, which will be jointly owned by the Parties in accordance with the provisions herein upon Closing.

“Conditions” means the conditions precedent to the Transaction under Clause 3.

“Confidential Information” shall include / mean, without limitation, any and all data, know-how, formulas, manufacturing know-how, documents, specifications, samples, reports, studies, findings, inventions and ideas, which either Party and/or its Affiliates (the “Disclosing Party”) will disclose to the other Party, the Company and/or their Affiliates (the “Receiving Party”) under this Agreement and/or under the Separate Agreements, including but not limited to, information that is placed into the possession of the Receiving Party in the following manner:

(a)	all written information disclosed by Disclosing Party to Receiving Party that is marked “Confidential”; or

(b)	all information that is orally disclosed by Disclosing Party to Receiving Party under the admonition that it is confidential.

Confidential Information shall not include, and this Agreement shall not restrict the use or dissemination of, any information which:

(a)	at the time of disclosure, is public information generally known on a non-confidential basis; or

(b)	after disclosure becomes public information generally known on a non-confidential basis through no fault of the Receiving Party, but the obligation of the Receiving Party shall cease only after the date on which such information has become available to the Public; or

(c)	the Receiving Party can demonstrate through tangible evidence was in its possession before receipt from the Disclosing Party; or

(d)	the Receiving Party can demonstrate through tangible evidence has been discovered and/or developed by the Receiving Party independently from any part of the Confidential Information disclosed to it by the Disclosing Party; or

(e)	is disclosed to the Receiving Party without restriction on disclosure by a third party who has the lawful right to disclose such information; or

(f)	the Receiving Party might be under a legal obligation to disclose to a government authority, provided that the Receiving Party immediately upon learning of such obligation, and prior to disclosure, if lawfully possible, notifies the Disclosing Party of such disclosure obligation and reasonably cooperates with the Disclosing Party in limiting the scope of disclosure, if lawfully possible.

Confidential Information shall not be deemed to be within the foregoing exceptions merely because it is (i) specific and merely embraced by more general information in the public domain or the Receiving Party’s possession or (ii) a combination which can be pieced together to reconstruct the Confidential Information from multiple sources, none of which shows the whole combination, its principle operation and method of use.

Framework Agreement Bioceres/FD Admiral	Page No 4

All FD Technology shall be considered as Confidential Information.

“Confidentiality Agreement” means the Confidentiality and Nondisclosure Agreement entered into by the Parties on January 29, 2012 as extended by addendum signed by BIOCERES on January 2, 2013 and countersigned by FD on January 4, 2013.

“FD Technology” means the wheat germplasm, agronomic traits or other technologies and knowhow having application in Wheat as listed and described in Exhibit 1. Exhibit 1 will be updated each year in order to include FD new technologies or withdraw existing FD Technology, as the case may be. FD Technology shall be considered as FD Confidential Information.

“GM” means genetically modified, and “non-GM” means non-genetically modified.

“Intellectual Property” or “IP” means all intellectual property, including, but not limited to:

(a)	any patents, copyrights, trademarks and know-how; and

(b)	any plant variety protection rights; and

(c)	any applications for, or rights to apply for, registration of any of the rights referred to in paragraphs (a) and (b).

“Members” means the owners of the Company, which, as initially contemplated by the Parties, will mean FD and BIOCERES.

“Party” means either BIOCERES or FD as a party to this Agreement, and “Parties” means both of them.

“Person” means an individual, corporation, partnership, trust, limited liability company or other entity, including without limitation a governmental authority.

“Results” means the results of the research programs and any research & development activities of the Company, including all data, analyses, GM and non-GM Wheat Varieties, seeds, germplasm and any other products and information developed in undertaking the Business and in performing under the Work Plan, all of which will be owned by the Company.

“Separate Agreements” means the following written agreements to be executed by the Parties on the date of Closing setting forth the terms and conditions of the Transaction and the Parties’ respective responsibilities and contributions to the Company:

(a)	the Company’s Statutes / Shareholders’ Agreement;

(b)	IP Agreement including License Agreements;

(c)	Service Agreements; and

(d)	Agency/Sale Agreement regarding conventional FD lines.

“Signing Date” means the date on which all Parties have signed this Agreement.

Framework Agreement Bioceres/FD Admiral	Page No 5

“Wheat” means Triticum spp.

“Territory” means Argentina, Paraguay and Brazil.

“Third Party” means any entity that is not a Party or an Affiliate.

“Varieties” means GM and non-GM Wheat varieties developed, created, or otherwise acquired by or on behalf of the Company.

“Work Plan” means the research and development plan for the Company as established by the Parties at or shortly after the Closing Date, as updated from time to time by the Parties and adopted unanimously by the Board of Directors of the Company.

1.	TRANSACTION.

Subject to the Conditions, the Parties intend to set up the Company in order to undertake Wheat research, development and commercialization activities in the Territory. Therefore, the Parties wish to negotiate separate, written agreements setting forth the complete understanding and definitive terms and conditions relating to the proposed Transaction (the “Separate Agreements”).

Subject to the Conditions, the Parties undertake to enter into the following Separate Agreements which shall include the following key terms:

1.1	Company’s Statutes / Shareholders’ Agreement – Establishment of the Company; Purpose; Capitalization.

1.1.1	Establishment of Company. The Parties will form or purchase a Sociedad Anónima in the city of Montevideo (Uruguay) (the “Company”, as defined above) in accordance with all applicable laws.

1.1.2	Purpose of the Company. The main activities of the Company will be:

	(a)	Conducting research, development, production and commercialization activities in relation to Wheat Varieties using various sources of germplasm and technologies, including GM and non-GM Varieties, to be mutually agreed upon between the Parties;

	(b)	Acquiring, through purchase, license, or otherwise, rights to Wheat genetic material and any other Assets and/or Intellectual Property as may be deemed necessary or useful to conduct the activities of the Company;

	(c)	Engaging in GM and non-GM Wheat research and development activities, including, more specifically, testing and development of GM and non-GM Wheat Varieties provided by BIOCERES, FD, and/or their respective Affiliates and/or Third Parties;

	(d)	Deregulating and commercializing the Varieties and Results obtained by the Company within the Territory.

	(e)	Commercialization of FD wheat lines in the Territory.

Framework Agreement Bioceres/FD Admiral	Page No 6

1.1.3	Capitalization of Company. The general principle of the joint venture is that the costs linked to the project borne by Company would be equally shared by the two Members of the Company.

(a) Initial Capitalization. BIOCERES and FD will each contribute [•] Thousand Uruguayan Pesos (UYU [•],000) or their US dollar equivalent to the Company, to be paid in cash. The resulting Member interests in the Company at the Closing Date will be Fifty Percent (50%) for FD and Fifty Percent (50%) for BIOCERES.

(b) Additional Capital. The Parties will use their best efforts to secure additional capital for the Company, either through external sources, internal sources, or a combination thereof, provided that prior to this securing additional capital, Parties mutually agree on these additional sources.

1.1.4	Pre-emption rights. Both Parties will have a preemption right at the fair market value (estimated by an independent international auditor firm chosen by both Parties) on the other Party’s shares when such Party wishes to sell its shares to a Third Party (such transfers, except for intra-group transfers, would not be permitted for an initial stand still period to be agreed upon between the Parties).

1.2	IP Agreement including License Agreements - License Technology Access / Licenses to Company.

1.2.1	Licenses of BIOCERES Technology to Company.

BIOCERES will grant to the Company, not later than on the Closing Date, a license, with the right to sub-license, to any BIOCERES Technology for research and commercial use in Wheat within the Territory on an exclusive basis (if BIOCERES is able to grant-exclusive rights) or on a non-exclusive basis (if BIOCERES is unable to grant exclusive rights) (each a “BIOCERES License Agreement”).

BIOCERES represents and warrants that the BIOCERES Technology listed and described in Exhibit 2 includes all technology necessary for the Transaction.

BIOCERES represents and warrants that at the Signing Date:

(a) The BIOCERES Technology exist physically;

(b) BIOCERES is fully empowered and has the rights to BIOCERES Technology necessary to grant the license(s) and rights under this Agreement; and/or

(c) There are no unappealable orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving BIOCERES Technology.

BIOCERES represents and states that to their knowledge the application of the BIOCERES Technology by the Company as intended in this Agreement does not constitute an infringement of any Third Party rights, including but not limited to Third Party Intellectual Property in the Territory.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Framework Agreement Bioceres/FD Admiral	Page No 7

BIOCERES represents and warrants that at the Signing Date BIOCERES Technology includes all available technology for the application of HB4/*** gene in Wheat in the Territory. BIOCERES will provide FD all available information in case FD want to perform on their own a FTO study related to (including but not limited to HB4/***) as well as to the license contracts relevant/relating to the technologies/rights mentioned in Exhibit 2 in the Territory.

1.2.2	Licenses of FD Technology to Company. Subject to ADP’s contract rights existing as of the Signing Date under the ADP Contract, FD will grant to the Company a license, with the right to sub-license, to any such FD Technology for research and commercial use in Wheat within the Territory on an exclusive basis (if FD is able to grant exclusive rights) or on a non-exclusive basis (if FD is unable to grant exclusive rights) (each an “FD License Agreement”).

FD represents and warrants that the FD Technology listed and described in Exhibit 1 includes all technology necessary for the Transaction.

FD represents and warrants that at the Signing Date:

(a) The FD Technology exist physically;

(b) FD is fully empowered and has the rights to FD Technology necessary to grant the license(s) and rights under this Agreement; and/or

(c) There are no unappealable, orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving FD Technology.

FD represents and states that to their knowledge FD Technology as intended in this Agreement does not constitute an infringement of any Third Party rights, including but not limited to Third Party Intellectual Property in the Territory.

FD represents and warrants that at the Signing Date FD Technology includes all available technology for the application of HB4/*** gene in Wheat in the Territory.

FD will provide Bioceres all available information in case Bioceres want to perform on their own a FTO study related to FD Technology as well as to the license contracts relevant/relating to the technologies/rights mentioned in Exhibit 1 in the Territory.

1.2.3	Improvements. The Licenses granted under 1.2.1 and 1.2.2 will be extended to any improvement made by the Parties to their respective Technology (i.e. FD Technology and with no additional consideration due by the Company).

1.2.4	Royalties. In consideration for said licenses, the Company will pay:

(a) to BIOCERES: *** percent (***%) of the gross revenue linked to trait fee of the BIOCERES Technology in the case a GM cultivar containing BIOCERES Technology is marketed by the company; and

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Framework Agreement Bioceres/FD Admiral	Page No 8

(b) To FD: (i) *** percent (***%) of the conventional germplasm gross revenue borne from the marketing of cultivars (cv) derived from a line that was bred by FD until the generation F5 or more, including doubled haploids (DH), or derived from a line from FD’s program in the Territory that was in generation F5 or more, including doubled haploids (DH), at the time of closing; (ii) *** percent (***%) of the conventional germplasm gross revenue borne from the marketing of cultivars (cv) derived from a line that was bred by FD until the generation F3 or F4, or derived from a line from FD’s program in the Territory that was in generation F3 or F4 at the Closing Date; (iii) *** percent (***%) of the conventional germplasm gross revenue borne from the marketing of cultivars (cv) derived from a line that was bred by FD until the generation F2, or derived from a line from FD’s program in the Territory that was in generation F2 at the Closing Date.

1.2.5	Intellectual Property Rights. The Parties agree that all Intellectual Property rights of each Party existing prior to the Closing Date, including, but not limited to, patents and patent applications claiming the benefit of a priority date prior to the Closing Date, will remain the property of the owning Party and will be subject to the technology licensing terms set forth herein. Moreover, the Parties agree that all proprietary biological materials provided by a Party to the Company shall be owned by the providing Party and that such biological materials shall be provided to the Company in the form of a bailment, such that they will still be owned by the providing Party upon dissolution of the Company. Notwithstanding the foregoing, the Parties agree that each BIOCERES License Agreement and FD License Agreement will contain provisions to ensure that, upon dissolution of the Company for any reason, each Party shall maintain a non-exclusive, sublicensable license in and to any FD Technology and BIOCERES Technology (as the case may be) for the Territory to the extent necessary to fully exploit such Party’s own Intellectual Property and Intellectual Property owned by the Company prior to dissolution (and made commercially available to the Parties post-dissolution). Such licenses post-dissolution will contain reasonable terms under which the Parties will share in any future value attributable to the Intellectual Property licensed thereunder.

1.2.6	In-Licenses. The Parties will jointly decide upon Third Party technologies applicable for Wheat in the Territory to be developed within the Company for the Territory. In case there is a disagreement on developing a new technology, the party in favor will be free to carry a project incorporating the given technology outside of the Company.

1.2.7	IP of the Company. Ownership of Intellectual Property. All rights in and to any and all Intellectual Property, Results, and Varieties created, obtained or developed by or on behalf of the Company in conducting the Business, or assigned to the Company as Company Intellectual Property, shall be owned by the Company. The Company will be free to use such Intellectual Property, Results, and Varieties created, obtained or developed by or on behalf of the Company in conducting the Business, or assigned to the Company as Company Intellectual Property within the Territory. The use outside of the Territory has to be negotiated by the Parties on a case by case basis.

Unless otherwise agreed to by FD and BIOCERES, the Company will grant to each of BIOCERES and FD a worldwide, royalty-bearing, co-exclusive, sublicensable license to Company Intellectual Property for all uses outside of Wheat. The Parties agree to keep the Company fully informed as to any sublicensing activities thereunder.

The Board of Directors shall determine whether and how Company Intellectual Property and Results should be protected. The Company shall bear all expenses (including, but not limited to, outside legal expenses and governmental fees) for the procurement, maintenance, and enforcement of all rights in Company-owned Intellectual Property, Results, and Varieties.

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Framework Agreement Bioceres/FD Admiral	Page No 9

1.3	Service Agreements.

The Parties agree that all research, development, and regulatory activities to be performed under the Work Plan shall be performed pursuant to a services agreement between each of the Parties and the Company.

1.4	Agency / Sale / Distribution Agreements

The Company will be commercializing FD wheat lines in the Territory according to an agency / sales / distribution agreement.

Other terms and conditions that are standard to each of the various agreements contemplated by the Transaction shall be negotiated and incorporated into the Separate Agreements. For example, terms and conditions regarding indemnification, limitations of liability, defense and enforcement of intellectual property, effects of termination, and the like will be incorporated into each BIOCERES License Agreement and FD License Agreement. Similarly, for example, terms and conditions regarding change of control of a Member, limitations on transfer, limitations of liability, dissolution and termination will be negotiated and incorporated into the shareholders’ agreement of the Company.

2.	COMPANY MANAGEMENT AND OPERATIONS.

2.1	General Principle.

Both shareholders of the Company will use their respective commercially best efforts to have the project achieved within budget, timing and quality requirements. The Parties envisage to set up a Joint Steering Committee with representatives of both Parties to closely follow the (first) common project.

2.2	Operation of the Company.

The Company will be operated in accordance with its organizational documents (including the Company’s Statutes) and a shareholders’ agreement to be executed by the Parties as Members.

2.3	Staffing of the Company.

Staffing. For at least the first twelve (12) months after the Closing Date, the Parties intend for the Board of Directors to oversee all operations of the Company. The Board of Directors will determine staffing levels on an ongoing basis.

2.4	Product Stewardship and Monitoring.

The Parties agree that there will be product stewardship and monitoring requirements during research, product development and commercialization as well as those associated with obtaining a regulatory approval, and/or as a consequence of having received a regulatory approval. The Parties acknowledge that such product stewardship and monitoring requirements may vary from country to country, and over the course of time within any particular country. The Company will be responsible for determining the nature of such product stewardship and monitoring requirements and for design and implementation of such activities that may be necessary to develop and commercialize products within the Territory.

Framework Agreement Bioceres/FD Admiral	Page No 10

3.	CONDITIONS OF CLOSING.

The Transaction is subject to the satisfaction, on or before the Closing Date, of the following Conditions:

(a) the satisfactory completion of each Party’s IP due diligence review;

(b) the approval of the Board of Directors and/or other relevant corporate body(ies) by the Parties with the Transaction have been obtained;

(c) all required filings, applications, notices, consents, approvals, authorizations, announcements, consents and any other contractual, regulatory and legal procedures required for the Transaction under applicable law shall have been obtained or made by the Parties;

(d) no material adverse change shall have occurred, i.e. the business of BIOCERES and FD have been carried on in the ordinary and usual course and the absence of any material adverse change in the financial condition, assets or business and affairs or prospects of FD or BIOCERES; and

(e) the reaching of a satisfactory agreements between Parties in relation to the Separate Agreements.

The Parties shall use all reasonable endeavors to satisfy or procure the satisfaction of each of the Conditions not already satisfied or waived as soon as possible and in any event on or before the Closing Date.

The fulfillment of the Conditions shall have not retroactive effect.

Each Party shall keep the other regularly advised of the progress towards the satisfaction of the Conditions and shall notify the other Parties immediately upon and not later than five (5) calendar days after becoming aware of the satisfaction of any such Condition.

Each Party may, be written notice to the other Party, waive the Conditions in whole or in party at any time on or before the Closing.

If the Closing Date has no occurred on or prior the Long Stop Date, or if any Conditions become impossible to satisfy on or before the Long Stop Date and are not waived by the Party possessing the right to waive, this Agreement may be terminated immediately by the Party through written notice to the other Party. The provisions of Clause 6 will survive the termination of this Agreement.

Framework Agreement Bioceres/FD Admiral	Page No 11

4.	CLOSING.

The Parties shall agree upon the date, within 10 calendar Days after the last of all Conditions listed in Clause 3 have been satisfied or waived by the appropriate Party. On the Closing Date, the Parties will execute the Separate Agreements.

5.	CONFIDENTIALITY.

5.1	Disclosure.

Each Receiving Party understands and explicitly acknowledges that all Confidential Information disclosed to it is the valuable, confidential and proprietary property of the Disclosing Party, that the Disclosing Party discloses such Confidential Information in its sole discretion, that the Disclosing Party retains all exclusive title, right and interest to any and all Confidential Information disclosed by it, and that any misappropriation or disclosure of the Confidential Information in violation of the provisions of this Clause might cause severe damage to the Disclosing Party.

5.2	Limited Use.

The Receiving Party shall not use or practice any of the Disclosing Party’s Confidential Information (or any part thereof) except for the sole purpose of properly carrying out the Agreement, without the Disclosing Party’s express written approval or by entering into a written agreement with the Disclosing Party covering such other use of Confidential Information.

Each Receiving Party shall hold any and all Confidential Information in strict confidence and shall refrain from disclosing any of the Confidential Information to any Third Party.

Each Receiving Party shall further refrain from disclosing any of the Confidential Information to any of its employees, officers and agents, with the exception of the disclosure of such parts of the Confidential Information to employees or other authorized representatives who have a need to know in order to properly carry out the Agreement, and who understand that they are bound by the provisions of this Clause. The Receiving Party agrees to inform such employees or authorized representatives of the confidential nature of this Confidential Information and shall exercise all reasonable precautions to prevent the disclosure of Confidential Information by them, and in all cases shall maintain with respect to such Confidential Information a standard of care which is no less than that standard which Receiving Party maintains to prevent the disclosure of its own proprietary and confidential information.

Each Receiving Party shall not make any copies of the Confidential Information, except as reasonably required for the proper performance of the Agreement.

5.3	Representations and Warranties.

Each Disclosing Party warrants only that it has the right to disclose the Confidential Information. Each Receiving Party acknowledges that the Disclosing Party or its representatives do not make any express or implied representations or warranties as to the accuracy or completeness of any disclosed Confidential Information, and the Parties agree that the Disclosing Party shall not have any liability to either the Receiving Party or its representatives relating to or arising from the Receiving Party’s use of any Confidential Information or for any errors therein or omissions therefrom.

Framework Agreement Bioceres/FD Admiral	Page No 12

5.4.	Term of Confidentiality.

The Parties agree that the term of the confidentiality obligations in this Clause will be for ten (10) years from the Signing Date.

5.5.	Obligations upon termination.

Upon request of the Disclosing Party at the latest upon termination of this Agreement, each Receiving Party shall return to the Disclosing Party or destroy any and all Confidential Information supplied under this Agreement and/or the Separate Agreements, in whatever form, including any unused or unconsumed samples and information and documents established by the Receiving Party which are based or contain any Confidential Information of the Disclosing Party.

5.6.	Irreparable harm.

Each Receiving Party acknowledges and agrees that any breach of its confidentiality obligations in this Agreement may result in irreparable harm for which the Disclosing Party might not have an adequate remedy at law. Without prejudice to any rights and remedies otherwise available to the Parties, each Party shall be entitled to seek equitable relief by way of specific performance, injunction or otherwise if the other Party breaches or threatens to breach any provisions of this Agreement.

6.	TRANSFER OF MATERIALS.

6.1.	Principle.

In the framework of this Agreement, the Parties and/or the Company (the “Transferor”) may transfer material (including but not limited to any portion or derivative (either by selfing or crossing) thereof) (the “Material”) to one other and/or to the Company (the “Recipient”), which transfer shall be subject to the conditions of this Agreement. In addition for each Material transfer a Material Transfer Agreement (“MTA”) shall be executed by the Transferor and the Recipient, complying with the provisions of this Clause 6.

6.2.	Ownership.

The Transferor shall retain all right, title and interest in and to the Material. The transfer of the Material by the Transferor does not constitute any license, right and/or title for the Recipient, unless explicitly agreed otherwise in the relevant MTA.

6.3.	Limited Use.

The Material will only be used by the Recipient for the purpose of the Business and for no other purposes by the employees, representatives, staff and/or researchers of BIOCERES who need to have access to the Material for carrying out the Business and according to the terms and conditions set out in the relevant MTA.

Framework Agreement Bioceres/FD Admiral	Page No 13

The Recipient shall not transfer or provide the Material to any Third Party and shall take all relevant measures, in order to prevent such Third Party access to any Material.

6.4.	Compliance with Regulations.

The Recipient will use the Material in compliance with all laws, regulations, codes and guidance notes both nationally and internationally.

6.5.	Obligations upon expiry or termination of the relevant MTA.

At the date of expiration or termination of the relevant MTA, the Recipient will return to the Transferor or destroy in the presence of a representative of the Transferor, as the Transferor may direct, all Material, within 5 (five) days and confirm in written such return or destruction, unless otherwise provided in the relevant MTA.

7.	GENERAL PROVISIONS.

7.1	Exclusive Dealings.

In consideration of the efforts and costs required to complete the Transaction, FD and BIOCERES will not, from the Signing Date until the earlier of (i) expiration of one year term counted as from the Signing Date, or (ii) termination of negotiations by the Parties relating to the Transaction, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept, or consider any proposal of any other person relating to the Transaction or any other transaction of substantially similar scope and subject matter.

In particular, BIOCERES shall not develop its proprietary technologies in wheat germplasm other than its own germplasm or FD wheat germplasm until the date of termination of this Agreement according to article 7.2 of this Agreement.

BIOCERES is allowed to develop its proprietary technologies in species others than wheat.

Subject to the ADP Agreement, FD (1) shall not give access to its wheat germplasm for the Territory to Third Parties and (2) shall grant exclusivity to the Company for the development of FD wheat lines in the Territory.

Regarding the ADP Agreement and the Territory of Uruguay, Parties will do their best efforts to have the Company assume the rights and obligations of FD in the ADP contract. From the date of such takeover, “Territory” as defined above shall include Uruguay.

7.2	Termination.

This Agreement shall become effective as of its Signing Date and shall remain in force until terminated by mutual written consent of the Parties or in accordance with Clause 3 (Long Stop Date).

Framework Agreement Bioceres/FD Admiral	Page No 14

7.3	Notice.

Any notice, payment or other communication required or permitted to be given or made under the provisions of this Agreement shall be first given via telephone, telecopy, facsimile or other electromechanical means where practicable and shall be deemed validly given or made when sent to one Party by the other by certified mail as the case may be, at the following addresses, which may be changed from time to time in writing.

To BIOCERES:
Bioceres S.A.
Edificio INDEAR, CCT-Rosario
Ocampo 210bis,
Rosario, Pcia de Santa Fe
ARGENTINA
Attn: Federico Trucco, CEO

To FD:
SAS FD ADMIRAL
Lieu ditWattines
F. 59242 Cappelle en Pevele
Siret 481 491 363 – Code APE 4621Z
FRANCE
Attn: Francois Desprez, General Manager

7.4	Amendment

This Agreement shall not be modified, altered or amended except in writing signed by the both Parties.

7.5	Costs and Expenses.

Each Party will pay its respective costs and expenses in connection with the negotiation, preparation, execution and implementation by each Party of the present Agreement and of the final documentation and other arrangements contemplated under the present Agreement (including due diligence works carried out by each Party).

Framework Agreement Bioceres/FD Admiral	Page No 15

7.6	Applicable Law; Dispute Resolution.

This Agreement shall exclusively be governed and construed in accordance with the laws of Uruguay, without regard to conflicts of laws principles. Any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding the validity, invalidity, breach or termination thereof, that the Parties are not able to resolve through negotiation, mediation, or other means of amicable settlement shall be referred to and finally resolved by arbitration in Montevideo, Uruguay administered by the International Seed Federation, arbitration Chamber in accordance with the International Seed Federation Arbitration Procedure Rules, which rules are deemed to be incorporated by reference to this clause. Unless otherwise agreed by the Parties, the arbitration panel shall consist of three (3) arbitrators. One (1) arbitrator shall be appointed by BIOCERES, one (1) arbitrator shall be appointed by FD, and those two arbitrators shall jointly appoint the third arbitrator. The language of the arbitration shall be English.

7.7	Counterparts.

This Agreement may be executed in up to two (2) counterparts, which taken together shall be deemed a single original document.

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lN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

BIOCERES, INC.		SAS FD ADMIRAL

By:		By:

Name: Federico Trucco		Name: François Desprez

Title: President & Chief Executive Officer		Title: President

Date:	February 26, 2013	Date:	February 26, 2013

Framework Agreement Bioceres/FD Admiral	Page No 17

Exhibit 1: FD Technology and Availability of Exclusivity
Know-how and Germplasm

Know-how

[***]

Conventional germplasm present in South America in 2012

-137 F2 bulks

[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Framework Agreement Bioceres/FD Admiral	Page No 18

[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Framework Agreement Bioceres/FD Admiral	Page No 20

[***]

- 56 F3 bulks

[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Framework Agreement Bioceres/FD Admiral	Page No 21

[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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[***]

-22 F5 lines

[***]

-44 DH lines selected from various crosses made in 2010

[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Framework Agreement Bioceres/FD Admiral	Page No 23

[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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-10 DH populations from crosses made in 2009

NUM	GENEALOGIES

[***]

-Advanced lines (***) in private trials in Argentina (***), in Uruguay (***) and Brazil (***)

Private trials in Argentina

NUM	GENEAL1	GENEAL2

[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Framework Agreement Bioceres/FD Admiral	Page No 25

[***]

Private trials in Uruguay

NUM	GENEAL1	GENEAL2

[***]

Private trials in Brazil

Code	FD Num

[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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[***]

-Cultivars registered in Argentina and/or Uruguay or not yet registered but already licensed: (***).

Conventional germplasm transferred from main breeding program based in France

An addendum will be issued each year containing the material bred in France which is sent to the Territory for trials or nurseries

Exclusivity

Available in (***).
(***) exclusivity subject to the (***).

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Exhibit 2 - BIOCERES Technology and Availability of Exclusivity in Wheat BIOCERES Patent Rights & Germplasm

Docket Number	Country	Title	Appl. No Filing Date	Patent No. Issue Date	Claimed or Disclosed	Availability of Exclusivity

2510.00 4BR00	Brazil	TRANSCRIPTION FACTOR GENE INDUCED BY WATER DEFICIT CONDITIONS AND ABSCICIC ACID FROM HELIANTHUS ANNUUS, PROMOTER AND TRANSGENIC PLANTS	PI 0318314-9 May 2, 2003		Traits HAHB4 transgene Drought resistance and General Methods- HAHB4 Promoter expression cassette	Exclusivity Available
2003010 1532	Argentina	TRANSCRIPTION FACTOR GENE INDUCED BY WATER DEFICIT CONDITIONS AND ABSCICIC ACID FROM HELIANTHUS ANNUUS, PROMOTER AND TRANSGENIC PLANTS	20030101 532 May 2, 2003	AR03951 8B1	Traits HAHB4 transgene Drought resistance and General Methods- HAHB4 Promoter expression cassette	Exclusivity Available
2011010 1753	Argentina	TRANSCRIPTION FACTOR GENE INDUCED BY WATER DEFICIT CONDITIONS AND ABSCICIC ACID FROM HELIANTHUS ANNUUS, PROMOTER AND TRANSGENIC PLANTS	20110101 753 May 2, 2003		Transgenic Plant	Exclusivity Available
1758/DE LNP/2006	India	COX5C-1 GENE INTRON FOR INCREASING EXPRESSION LEVEL IN CASSETTES, PLANT CELLS AND TRANSGENIC PLANTS (AS AMENDED)	1758/DEL NP/2006 December 15, 2005		General Methods- expression cassette	Non Applicable in Territory
0605282 -7	Brazil	COX5C-1 GENE INTRON FOR INCREASING EXPRESSION LEVEL IN CASSETTES, PLANT CELLS AND TRANSGENIC PLANTS (AS AMENDED)	0605282-7 December 15,2005		General Methods-expression cassette	Exclusivity Available

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2005010 5263	Argentina	COX5C-1 GENE INTRON FOR INCREASING EXPRESSION LEVEL IN CASSETTES, PLANT CELLS AND TRANSGENIC PLANTS (AS AMENDED)	20050105 263 December 15, 2005	General Methods- expression cassette	Exclusivity Available
2006010 1207	Argentina	DNA CONSTRUCTS THAT CONTAIN HELIANTHUS ANNUUS HAHB-10 GENE CODING SEQUENCE, METHOD FOR GENERATING PLANTS WITH A SHORTENED LIFE CYCLE AND A HIGH TOLERANTE TO HERBICIDAL COMPOUNDS AND TRANSGENIC PLANTS WITH THAT SEQUENCE	20060101 207 March 29, 2006	Traits HAHB10 transgene-shorter life cycle	Exclusivity Available
2006222 751	Australia	DNA CONSTRUCTS THAT CONTAIN HELIANTHUS ANNUUS HAHB-10 GENE CODING SEQUENCE, METHOD FOR GENERATING PLANTS WITH A SHORTENED LIFE CYCLE AND A HIGH TOLERANTE TO HERBICIDAL COMPOUNDS AND TRANSGENIC PLANTS WITH THAT SEQUENCE	20062227 51 March 29, 2006	Traits HAHB10 transgene-shorter life cycle	Non Applicable in Territory
0605648 -2	Brazil	DNA CONSTRUCTS THAT CONTAIN HELIANTHUS ANNUUS HAHB-10 GENE CODING SEQUENCE, METHOD FOR GENERATING PLANTS WITH A SHORTENED LIFE CYCLE AND A HIGH TOLERANTE TO HERBICIDAL COMPOUNDS AND TRANSGENIC PLANTS WITH THAT SEQUENCE	0605648-2 March 29, 2006	Traits HAHB10 transgene-shorter life cycle	Exclusivity Available

[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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Uruguay	MODIFIED HELIANTHUS ANNUS TRANSCRIPTION FACTOR THAT IMPROVES THE YIELD UNDER IRRIGATED OR WATER-DEFICIT CONDITIONS	To be filed before February 2013	Exclusivity Available

[***]

GERMPLASM

1. HaHB4 Breeding Lines:

Note: Cadenza in the pedigree means HB4 leading event in wild type background.

F4 bulks

[***]

F2 bulks

[***]

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Framework Agreement Bioceres/FD Admiral	Page No 30

[***]

BC1F2 bulks
#

[***]

BC2 bulks
#

[***]

BC1 bulks
#

[***]

2. Conventional Materials:
14 winter and facultative, advanced, locally selected lines 45 winter and facultative, preliminary, locally selected lines 1190 early-breeding local selections

2. Conventional Materials:
14 winter and facultative, advanced, locally selected lines 45 winter and facultative, preliminary, locally selected lines 1190 early-breeding local selections

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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